Exhibit 23

Consent of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Mentor Graphics Corporation:

We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 33-11291, 33-18259, 2-90577, 33-30036, 2-99251, 33-30774, 33-57147, 33-57149, 33-57151, 33-64717, 333-49579, 333-69223, 333-81991, 333-81993, 333-53236, 333-53238, 333-87364, 333-91266, 333-91272, 333-110916, 333-110917, 333-110919, 333-119244, 333-119245, 333-119246, 333-135888, 333-135889, 333-156106, 333-156107, 333-156108, 333-161747, 333-165553 and 333-169493) and on Forms S-3 (Nos. 33-52419, 33-56759, 33-60129, 333-00277, 333-02883, 333-11601, 333-98869, 333-109885, and 333-134642) of Mentor Graphics Corporation of our reports dated March 15, 2012, with respect to the consolidated balance sheets of Mentor Graphics Corporation and subsidiaries as of January 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows, for each of the years in the three-year period ended January 31, 2012, and the effectiveness of internal control over financial reporting as of January 31, 2012, which reports appear in the January 31, 2012 annual report on Form 10-K of Mentor Graphics Corporation.

/s/ KPMG LLP

Portland, Oregon

March 15, 2012